Exhibit 99.1

Nortech Systems Reports Third Quarter 2023 Results

Year-to-Date Revenue Up Nearly 5% from Prior Year;

Gross Margin Increased from Prior Quarter;
Continued Strong Backlog Levels

MINNEAPOLIS – November 8, 2023 -- Nortech Systems Incorporated (Nasdaq: NSYS) (the "Company"), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical, industrial and defense markets, reported 2023 third quarter results for the period ended September 30, 2023.

2023 Third Quarter Highlights:

●	Revenue of $33.4 million, down 5.4% from the same period in 2022.
●	GAAP net income of $1.2 million, or $0.42 per diluted share, compared to net income of $1.5 million, or $0.53 per diluted share, in the same period in 2022.
●	Gross margin of 15.9%, up 30 basis points from gross margin of 15.6% in the second quarter.
●	Earnings before interest, taxes, depreciation and amortization (EBITDA) of $1.6 million, compared to EBITDA of $1.6 million in the second quarter.
●	Quarter-end backlog of $102 million at September 30, 2023, up slightly from the prior quarter end.

Management Commentary

“Our team’s focused execution enabled us to increase third quarter gross margin sequentially and maintain EBITDA levels,” said Jay D. Miller, President and CEO of Nortech Systems. “As we have previously discussed, we had anticipated demand levels to fluctuate as customers work through inventory. We saw this influence third quarter revenue as primarily two large customers pushed out their orders to manage their inventory levels, however we expect this issue to get resolved in the near term as new business bookings remain strong. Year-over-year comparisons were also impacted by significant pricing actions in the third quarter of 2022, ahead of material cost increases, that contributed to record-high revenue in that period.

“In the third quarter, our bookings and backlog levels remained robust,” added Miller. “We are encouraged by promising opportunities across our medical, industrial and defense markets.”

2023 Third Quarter Results

In $000, except EBITDA	Q3 23	Q3 22	% Favorable	YTD 2023	YTD 2022	% Favorable
Revenue	$33,369	$35,276	(5.4) %	$103,278	$98,505	4.8%
Gross Profit	$5,319	$6,328	(16.0) %	$16,277	$15,376	5.9%
Operating Expenses	$4,195	$4,383	4.3%	$13,000	$12,237	(6.2) %
Net Income	$1,207	$1,534	(21.3)%	$2,522	$2,391	5.5%
EBITDA ($ millions)	$1.6	$2.4	(32.3)%	$4.8	$4.6	5.5%

In the first nine months of 2023, revenue totaled $103.3 million. This represents a 4.8% increase from revenue of $98.5 million for the first nine months of 2022. Net income totaled $2.5 million, or $0.87 per diluted share, for the first nine months of 2023, up from net income of $2.4 million, or $0.83 per diluted share, in the prior year.

For the first nine months of 2023, gross profit totaled $16.3 million, or 15.8%, compared to gross profit of $15.4 million, or 15.6%, in the prior-year period.

Through the end of the third quarter operating expenses totaled $13.0 million, a 6.2% increase from the same prior year period operating expenses of $12.2 million. The increase in year-over-year operating expense was primarily driven by investments in IT and HR systems and inflationary pressures on expenses.

For the first nine months of 2023 EBITDA totaled $4.8 million, a 5.5% increase from EBITDA of $4.6 million in the prior year period. The year-over-year increase in EBITDA resulted primarily from the previously highlighted revenue growth over the same period.

Business Outlook

“Despite the impact of delayed customer shipments on third quarter revenue, we expect to finish the year strong,” explained Miller. “We are guardedly optimistic as we look ahead to 2024.” He concluded, “Our operations are solid, led by the dedicated, hard-working team members across all our locations. Their efforts, combined with our diverse customer base and solid financial platform, give us continued confidence in Nortech’s long-term prospects.”

As another source of optimism, Miller cited last month’s news that Nortech’s facility in Suzhou, China, earned Class II Medical Device certification from China’s National Medical Products Administration. This certification increases potential medical sales opportunities in Asia. The medical market is already Nortech’s largest and fastest-growing, accounting for over half of 2022 revenue.

Conference Call

The Company will hold a live conference call and webcast at 4:00 p.m. central time on Wednesday, November 8, 2023, to discuss the Company's 2023 third quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Alan Nordstrom, Acting Chief Financial Officer. To access the live audio conference call, U.S. participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 557432. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/49292.

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech Systems primarily serves the medical, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire/cable/interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has seven manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech's website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results including profit and growth, improving supply chain management, the impact of proprietary products and innovations on our customers' and our results, sales booking and backlog trends, increasing shareholder value, inflationary pressures, macroeconomic challenges, our ability to retain customers, macroeconomic conditions, competitive advantages, impact of prospective Internet of Things offerings on our business and progress on ESG topics. While this release is based on management's best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition (2) supply chain disruptions leading to parts shortages for critical components; (3) volatility in market conditions which may affect market supply of and demand for the Company's products; (4) increased competition; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) commodity cost increases coupled with our inability to raise prices charged to our customers; (8) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (9) general economic, financial and business conditions that could affect the Company's financial condition and results of operations; (10) the Company's ability to steadily improve manufacturing output throughout the remainder of 2023. Some of the above-mentioned factors are described in further detail in the section entitled "Risk Factors" in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical metric and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,		September 30,
INCOME STATEMENT	2023	2022	2023	2022

Net Sales	$33,369	$35,276	$103,278	$98,505

Cost of Goods Sold	28,050	28,948	87,001	83,129

Gross Profit	5,319	6,328	16,277	15,376
	15.9%	17.9%	15.8%	15.6%

Operating Expenses
Selling Expenses	923	959	2,766	2,752
General and Administrative Expenses	2,958	2,949	9,328	8,346
Research and Development Expenses	314	475	907	1,154
Gain on Sale of Assets		-	-	(15)
Total Operating Expenses	4,195	4,383	13,001	12,237

Income from Operations	1,124	1,945	3,276	3,139

Other Expense
Interest Expense	(130)	(122)	(365)	(337)

Income Before Income Taxes	994	1,823	2,911	2,802

Income Tax (Benefit) Expense	(213)	289	389	411

Net Income	$1,207	$1,534	$2,522	$2,391

Net Income Per Common Share - Basic	$0.44	$0.57	$0.93	$0.89

Weighted Average Number of Common Shares Outstanding - Basic	2,737,895	2,686,884	2,716,166	2,683,594

Net Income Per Common Share - Diluted	$0.42	$0.53	$0.87	$0.83
Weighted Average Number of Common Shares Outstanding - Diluted	2,888,679	2,899,526	2,887,889	2,886,073

BALANCE SHEET	September 30, 2023	December 31, 2022
Cash	$699	$1,027
Restricted Cash	422	1,454
Accounts Receivable	15,956	15,975
Employee Retention Credit Receivable	-	2,650
Inventories, Net	21,467	22,438
Contract Assets	11,746	9,982
Prepaid Expenses and Other Current Assets	2,304	1,334
Property and Equipment, Net	6,135	6,408
Operating Lease Assets	6,955	7,850
Other Intangible Assets, Net	303	422
Total Assets	$65,987	$69,540

Accounts Payable	$13,099	$14,792
Lease Obligations, Finance & Operating, Net	8,493	9,659
Accrued Payroll and Commissions	3,976	4,803
Customer deposits	3,861	3,515
All Other Liabilities	1,238	1,838
Line of Credit	4,611	6,853
Shareholders’ Equity	30,708	28,080
Total Liabilities and Shareholders’ Equity	$65,987	$69,540

CASH FLOW STATEMENT	September 30, 2023	September 30, 2022
Cash Flows from Operating Activities
Net Income	$2,522	$2,391
Depreciation and Amortization	1,539	1,440
Compensation on Stock-Based Awards	299	234
Deferred Taxes	288	-
Change in Inventory Reserves	(8)	(54)
Other, Net	(169)	(87)
Changes in Current Operating Items
Accounts Receivable	(162)	(1,115)
Inventories	899	(4,402)
Contract Assets	(1,780)	(1,188)
Prepaid Expenses and Other Assets	(588)	(213)
Income Taxes	(1,084)	(167)
Accounts Payable	(1,636)	1,659
Accrued Payroll and Commissions	(810)	1,071
Customer Deposits	345	-
All Other Operating Items	2,526	1,431
Net Cash Provided By Operating Activities	$2,181	$1,000

Cash Flows from Investing Activities
Proceeds from Sale of Property and Equipment	-	15
Purchase of Property and Equipment	(1,121)	(1,730)
Net Cash Used In Investing Activities	$(1,121)	$(1,715)

Cash Flows from Financing Activities
Proceeds from Line of Credit	95,783	88,673
Payments to Line of Credit	(98,035)	(87,816)
Principal Payments on Financing Leases	(291)	(326)
Stock Option Exercises	155	51
Net Cash (Used In) Provided By Financing Activities	$(2,388)	$582

Effect of Exchange Rate Changes on Cash	(32)	-

Net Change in Cash	$(1,360)	$(133)
Cash - Beginning of Period	2,481	2,225
Cash - Ending of Period	$1,121	$2,091

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,		September 30,
RECONCILIATION TO EBITDA	2023	2022	2023	2022
Net Income	$1,207	$1,534	2,522	$2,391
Interest expense	130	122	365	337
Income tax (benefit) expense	(213)	289	389	411
Depreciation & amortization expense	512	473	1,539	1,440
EBITDA	$1,636	$2,417	4,815	$4,563

There are no material adjustments to EBITDA in 2022 or 2023.

Adjustments to EBITDA in 2021 include:

●

In the third quarter of 2021, we recognized $5,209 related to the CARES Act Employee Retention Credit (ERC) as a reduction of costs of goods sold of $4,670, selling expense of $125, and general and administrative expense of $414. Nortech received ERC cash payment in two installments, the first in December 2022 and the second in May 2023.

●	CARES Act Paycheck Protection Program (PPP) loan forgiveness gain of $6,170 recorded in the fourth quarter of 2021.
●

Restructuring expense in 2021 of $327 related to the consolidation of our printed circuit board production capabilities into our center of excellence in Mankato, Minnesota and closure of our Merrifield, Minnesota plant.

●	Gain on sale of assets in 2021 of $141 related to the closure of our Merrifield, Minnesota plant.
●	Loss on abandonment of intangible assets in 2021 of $560 related to abandonment of the Devicix tradename.

	Last Twelve Months (LTM) Ended in Quarter
	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Net Sales	$102.5	$105.5	$115.2	$123.8	$126.1	$132.0	$134.1	$138.3	$140.8	$138.9

Gross profit $ - Adjusted	8.8	10.3	11.2	13.7	15.1	18.1	20.5	21.9	$22.4	$21.4
Gross margin % - Adjusted	8.6%	9.7%	9.7%	11.0%	12.0%	13.7%	15.3%	15.8%	15.9%	15.4%

EBITDA - Adjusted	$(2.0)	$(0.7)	$(0.2)	$1.9	$2.5	$4.2	$5.8	$6.7	$6.8	$6.0